Exhibit 10.1
STUDY ISLAND HOLDINGS, LLC
2007 EQUITY COMPENSATION PLAN
1.	Purpose. The purpose of the Study Island Holdings, LLC 2007 Equity Compensation Plan (the “Plan”) is to provide Eligible Participants (as defined below) with respect to Study Island Holdings, LLC (the “Company”) with an opportunity to receive grants of equity interests of the Company designated as Class B Shares and Class C Shares (collectively, the “Participation Shares”) subject to the terms and provisions of the Amended and Restated Limited Liability Company Agreement of the Company, dated January 10, 2007 (the “LLC Agreement”). The offer and sale of Participation Shares pursuant to the Plan is intended to compensate employees of or consultants to the Company and its subsidiaries, and such sale is not intended to raise capital for the Company. The offering and sale of Participation Shares to the Eligible Participants (as defined below) hereunder is intended to be exempt from registration under the Securities Act of 1933, as amended from time to time (the “Securities Act”), by virtue of Section 4(2) of the Securities Act, and/or Regulation D and/or Rule 701 promulgated thereunder. The Company is not under any obligation to register any Participation Shares issued pursuant to this Plan on behalf of any of the Eligible Participants or to assist any of the Eligible Participants in complying with any exemption from registration.
2.	Administration. Subject to the LLC Agreement, the Board of Managers of the Company (the “Board”) (or such other body as the Board may designate) shall supervise and administer the Plan and shall have full power to select Eligible Participants and determine the amount of Participation Shares which may be granted to such Eligible Participants pursuant to the Plan (an “Award”), to adopt, amend and rescind any rules and procedures deemed desirable and appropriate for the administration of the Plan, to construe and interpret the Plan, to make all other determinations necessary or advisable for the administration of the Plan, to provide for any omission in the Plan, to resolve any ambiguity or conflict under the Plan or any Award, to accelerate vesting of or otherwise waive any requirements applicable to any Award, and to establish terms or conditions applicable to any Award, including the form and substance of any agreement or other instrument evidencing an Award. The Board may, at any time and in its sole discretion, modify, amend or terminate the Plan; provided, however, that no such modification, amendment or termination (i) shall be inconsistent with any provision of the LLC Agreement or (ii) shall adversely affect the rights and obligations of any Eligible Participant with respect to outstanding Awards under the Plan without the prior consent of such Eligible Participant, unless such modifications are required in order for the Plan to continue to qualify under any applicable law, rule or regulation, including without limitation, Rule 701.
3.	Participation Shares Subject to the Plan. The aggregate number of Participation Shares that may be issued under the Plan is 6,085,837 Class B Shares and 6,085,837 Class C Shares. If and to the extent Awards or Participation Shares under the Plan are forfeited or repurchased, the Participation Shares so forfeited or repurchased shall again be available for purposes of the Plan.

4.	Participation in the Plan. The Board (or such other body as the Board may designate) shall determine, subject to the LLC Agreement, the individuals who may participate in the Plan (the “Eligible Participants”); provided, however, that no individual may participate in the Plan if such individual is not an individual described in paragraph (c) of Rule 701 with respect to the Company. It shall be a condition to participation in the Plan that as of or prior to the grant of any Awards pursuant to the Plan, the Eligible Participant shall agree in writing to be bound by the LLC Agreement. Copies of the LLC Agreement shall be delivered to the Eligible Participant for execution prior to such grant.
5.	Grant of Awards. Commencing on the Effective Date (as defined below) of the Plan and from time to time thereafter, the Company may grant Awards to Eligible Participants, upon such terms and conditions, including, without limitation, the number of Participation Shares subject to the Award and the dates and events on which all or any installment of the Award shall be vested and/or nonforfeitable, as the Board shall determine, and as set forth by the Board in a grant instrument (a “Participation Share Agreement”). The Company may, in its discretion, issue to the Eligible Participant as soon as practicable following the date of grant, a certificate representing the Participation Shares granted to him or her, which certificate may bear any legend the Board may deem appropriate or advisable.
6.	Participation Shares. Participation Shares shall be subject to all of the terms and provisions of the LLC Agreement and the Participation Share Agreement, including, without limitation, with respect to allocations, distributions, voting, forfeiture, repurchase and transfer.
7.	Compliance with Rule 701. Awards pursuant to the Plan are subject to the restrictions set forth in Rule 701. Participation Shares awarded pursuant to the Plan are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act, and any resale of such Participation Shares must be in compliance with the registration requirements of the Act or an exemption therefrom. Participation Shares awarded pursuant to the Plan shall in no event exceed the limitations set forth in Rule 701(d), as applicable from time to time.
8.	Termination of the Plan. Unless earlier terminated by the Board, the Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date, but Awards theretofore granted or extended may continue beyond that date.
9.	Termination of Service. If an Eligible Participant’s services as an employee of or consultant to the Company or any subsidiary thereof terminates for any reason, then the Award shall be subject to termination, rights of repurchase, and the other provisions set forth in the Participation Share Agreement governing such Award.
10.	Limitations. Nothing in the Plan shall be construed to give any person any right to be granted an Award; give any person any rights whatsoever with respect to Participation Shares except as specifically provided in the Plan; limit in any way the right of the Company to terminate the employment or services of any person at any time; or be evidence of any agreement or understanding, express or implied, that the Company will employ or retain any person in any particular position, at any particular rate of compensation or for any particular period of time.
11.	Regulations and Other Approvals; Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof. The obligation of the Company to sell or deliver Participation Shares under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority. To the extent that the Board determines that the Plan or any Award is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and fails to comply with or be exempt from the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in any Participation Share Agreement, the Board reserves the right to amend the Plan and/or amend, restructure, terminate or replace any Award in order to cause such Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section; provided that that none of the Company, its affiliates or any of their respective employees or representatives shall have liability to any Eligible Participant with respect thereto.
12.	Subject to Other Agreements. This Plan shall be subject to the LLC Agreement. In the event of any conflict between the terms of this Plan and the LLC Agreement, the LLC Agreement shall govern. In the event of any conflict between the terms of any Participation Share Agreement and this Plan, the terms of the Plan shall govern.
13.	Effective Date. The Effective Date of the Plan shall be February ___, 2007.

Execution Copy
AMENDMENT TO 2007 EQUITY COMPENSATION PLAN
     This First Amendment (this “Amendment”) to the 2007 Equity Compensation Plan (the “Plan”) of Study Island Holdings, LLC (the “Company”) dated February 2007 is entered into as of December 3, 2008 by and among the Board of Managers of the Company (the “Board”).
     WHEREAS, the Majority Class A Holders, as defined in the Company’s Second Amended and Restated Limited Liability Agreement (the “LLC Agreement”) has amended the LLC Agreement to increase the number of Class B and Class C Participation Shares to 6,578,727 and 7,126,451, respectively that can be issued pursuant to the Plan;
     WHEREAS, pursuant to Section 2 of the Plan, the Board may amend the Plan provided that, amongst other provisions, the amendment shall not be inconsistent with any provision of the LLC Agreement; and
     WHEREAS, certain terms used in this Amendment are used as defined in the Plan.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, the parties hereto agree as follows:
     SECTION 1. Amendment to Section 3 Section 3 of the Plan shall be amended, as of the date first written above, in its entirety to read as follows:
“3. Participation Shares Subject to the Plan. The aggregate number of Participation Shares that may be issued under the Plan is 6,578,727 Class B Shares and 7,126,451 Class C Shares. If and to the extent Awards or Participation Shares under the Plan are forfeited or repurchased, the Participation Shares so forfeited or repurchased shall again be available for purposes of the Plan.”
     SECTION 2. Miscellaneous.
               (a) Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.
               (b) Counterparts. This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
               (c) Entire Agreement. Except to the extent specifically set forth herein, all other terms and provisions of the Plan shall remain in full force and effect without change. This Amendment shall be effective as of the date first written above.
               (d) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.
               (e) Binding Nature. This Amendment is binding upon and is solely for the benefit of all of the Board and all Eligible Participants and their respective successors, legal representatives and assigns.
[signature pages follow]

2

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first written above.

/s/ Cameron Chalmers
Cameron Chalmers

/s/ David Muzzo
David Muzzo

/s/ David Phillips
David Phillips

/s/ Peter Wilde
Peter Wilde

[SIGNATURE PAGE TO AMENDMENT TO PLAN]